Exhibit 99.1

Opiant Pharmaceuticals Announces Proposed Public Offering of Common Stock

SANTA MONICA, CA, September 24, 2018 -- Opiant Pharmaceuticals, Inc. (NASDAQ:OPNT), a specialty pharmaceutical company developing pharmacological treatments for addictions and drug overdose, today announced that it intends to offer and sell, subject to market and other conditions, shares of its common stock in an underwritten public offering. Opiant also expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering, at the public offering price, less the underwriting discounts and commissions. All of the shares in the offering are to be sold by Opiant, with net proceeds to be used primarily to advance its Alcohol Use Disorder and Bulimia Nervosa clinical programs, as well as for general corporate purposes. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Cantor Fitzgerald & Co. is acting as sole book-running manager for the offering.

The shares of common stock described above are being offered by Opiant pursuant to its shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC) and declared effective by the SEC on November 7, 2017. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov. When available, copies of the preliminary prospectus supplement relating to these securities may also be obtained by sending a request to: Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022 or by e-mail at prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Opiant Pharmaceuticals, Inc.
Opiant Pharmaceuticals, Inc. is a specialty pharmaceutical company developing pharmacological treatments for addictions and drug overdose. The National Institute on Drug Abuse, a component of the National Institutes of Health, describes addictive disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Opiant's first drug overdose product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by its commercialization partner, Adapt Pharmaceuticals.

Forward-Looking Statements
This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, and among

Exhibit 99.1

other things, whether or not we will be able to raise capital through the sale of shares of common stock or consummate the offering, the final terms of the offering, the satisfaction of customary closing conditions, prevailing market conditions, the anticipated use of the proceeds of the offering which could change as a result of market conditions or for other reasons, our ability to maintain cash balances and successfully commercialize or partner our product candidates currently under development. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. Additional factors that could materially affect actual results can be found in our Form 10-KT for the transition period August 1 to December 31, 2017 and Form 10-Qs for the periods ended March 31, 2018 and June 30, 2018 filed with the Securities and Exchange Commission on March 7, 2018, May 8, 2018 and August 9, 2018, respectively, including under the caption titled "Risk Factors." These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

CONTACTS:
Dan Ferry
Managing Director
LifeSci Advisors, LLC
Daniel@lifesciadvisors.com
(617) 535-7746